STOCK REDEMPTION AND RELEASE AGREEMENT

Dated as of November 21, 2017

This Stock Redemption and Release Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between (i) Eight Dragons Company, a Nevada corporation (the “Company”) and (ii) Trident capX Corporation (“Trident”). Each of the Company and Trident may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Trident is the owner of the 9,710,295 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Trident desires to sell, and the Company desires to purchase and redeem, all of the Trident’s rights, title, and interest in and to Shares as further described herein; and

WHEREAS, in connection with the redemption of the Shares, the Parties shall undertake such further actions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Trident shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept, redeem and purchase, the Shares and any and all rights in the Shares to which Trident is entitled, and by doing so Trident shall be deemed to have assigned all of Trident’s rights, titles and interest in and to the Shares to the Company.

2. Consideration. The Shares shall be redeemed by the Company for total consideration of $1.00, the receipt of which Trident hereby acknowledges.

3. Closing; Deliveries; Additional Actions.

3.1.	Closing. The purchase and sale of the Shares (the “Closing”) shall be held on the date hereof.

3.2.	Deliveries at Closing. At the Closing, Trident shall deliver to the Company one or more stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank in the form as attached hereto as Exhibit A, or other instruments of transfer in form and substance reasonably satisfactory to the Company and such other documents as may be required under applicable law or reasonably requested by the Company.

4. Representations and Warranties of the Trident. Trident represents and warrants to the Company as set forth below.

4.1.	Right and Title to Shares. Trident legally and beneficially owns the Shares and no other party has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Trident has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.

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4.2.	Organization and Standing. Trident is an entity, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties Trident owns or leases do not make licensing or qualification of Trident as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

4.3.	Due Authority; No Violation. Trident has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and no other proceedings on the part of Trident are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Trident. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Trident is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Trident or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Trident’s organizational or operating documents or any order, judgment, arbitration award, or decree to which such Trident is a party or by which it or any of its assets or properties are bound.

4.4.	Approvals. No approval, authority, or consent of or filing by Trident with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

4.5.	Enforceability. This Agreement has been duly executed and delivered by Trident and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Trident, enforceable against Trident in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

5. Representations and Warranties of the Company. The Company represents and warrants to Trident as set forth below.

5.1.	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties the Company owns or leases do not make licensing or qualification of the Company as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

5.2.	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company’s organizational documents, or any order, judgment, arbitration award, or decree to which such the Company is a party or by which it or any of its assets or properties are bound.

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5.3.	Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

5.4.	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Trident, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6. Release of Claims.

6.1.	Company Release. Effective as of the Effective Date, the Company, for itself and its Affiliates, and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Trident and its Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Trident Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Company Party may have now or may have in the future, against any of the Trident Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date (collectively, the “Company Released Claims”). The Company represents and warrants that no Company Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Company Released Claims released herein are owned by the Company, which has the respective sole authority to release them. The Company agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Company Released Claim which is released and discharged herein. For purposes hereof, an “Affiliate” of a Party shall be any Party that controls, is controlled by, or is under common control with, the subject Party.

6.2.	Trident Release. Effective as of the Effective Date, Trident, for itself and the other Trident Parties, hereby irrevocably, unconditionally and forever releases, discharges and remises each Company Party, from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Trident Party may have now or may have in the future, against any of the Company Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date (collectively, the “Trident Released Claims”). Trident represents and warrants that no Trident Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Trident Released Claims released herein are owned by Trident, who has the sole authority to release them. Trident agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Trident Released Claim which is released and discharged herein.

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7. Covenant Not to File a Claim and Indemnification.

7.1.	Company. Each of the Company Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Trident Party related to the Company Released Claims, and further agrees to indemnify and save harmless such Trident Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Company Party against any Trident Party in violation of the terms and conditions of this Agreement. In the event that any Company Party brings a suit against any Trident Party in violation of this covenant, the Company agrees to pay any and all costs of the Trident Parties, including attorneys’ fees, incurred by such Trident Parties in challenging such action. Any Trident Party is an intended third-party beneficiary of this Agreement.

7.2.	Trident. Each of the Trident Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Company Party related to the Trident Released Claims, and further agrees to indemnify and save harmless such Company Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Trident Party against any Company Party in violation of the terms and conditions of this Agreement. In the event that any Trident Party brings a suit against any Company Party in violation of this covenant, Trident agrees to pay any and all costs of the Company Parties, including attorneys’ fees, incurred by such Company Parties in challenging such action. Any Company Party is an intended third-party beneficiary of this Agreement.

8. Affirmations.

8.1.	Company. Each Company Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Trident Party in any forum or form and should any such charge or action be filed by any Company Party or by any other person or entity on any Company Party’s behalf involving matters covered by Section 6.1, the Company agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Company Party might otherwise have had are now settled.

8.2.	Trident. Each Trident Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Company Party in any forum or form and should any such charge or action be filed by any Trident Party or by any other person or entity on any Trident Party’s behalf involving matters covered by Section 6.2, Trident agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Trident Party might otherwise have had are now settled.

8.3.	Compromise. This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each Party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

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9. Additional Agreements.

9.1.	This Agreement shall be effective upon its execution by each of the Parties hereto.

9.2.	Each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

9.3.	No Party shall, and each Party shall cause their respective Affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Party not to, make any disparaging comments (or induce or encourage others to make disparaging comments) about any other Party or its officers, directors, shareholders, employees and agents, or their respective operations, financial condition, prospects, products or services.

10.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section 11.

If to the Company:

Eight Dragons Company

Attn: Una Taylor

100 SE 2nd Street, Suite 2000

Miami, FL 33131

Email: una.taylor@8drg.com

With a copy, which shall not constitute notice, to:

John Cacomanolis

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL. 33401

Email: jcacomanolis@legalandcompliance.com

If to Trident, to the notice address as set forth on the signature page hereof.

11.	Governing Law and Interpretation. This Agreement shall be governed and controlled by and in accordance with the laws of the State of Nevada without regard to its conflict of laws provisions. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the state and federal courts located in Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

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12.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE PERFORMANCE THEREOF (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

14.	Entire Agreement; Severability. This Agreement and the exhibits attached hereto sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

15.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties wherein specific reference is made to this Agreement.

16.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

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17.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

18.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

19.	No Third-Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

20.	Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

21.	Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

22.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

[Remainder of page intentionally left blank – Signature pages follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Eight Dragons Company

By:	/s/ Una Taylor
Name:	Una Taylor
Title:	Chief Executive Officer

Trident capX Corporation

By:	/s/ Marcus Dukes
Name:	Marcus Dukes
Title:

Address for Notices:

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Exhibit A

IRREVOCABLE STOCK POWER

Eight Dragons Company

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Trident capX Corporation (“Seller”) hereby assigns, transfers, and conveys to Eight Dragons Company, a Nevada corporation (the “Company”), all of Seller’s right, title, and interest in and to 9,710,295 shares of common stock, par value US$0.0001 per share, of the Company, represented by Certificate No. __________________ [N/A if uncertificated] and hereby irrevocably appoints the Una Taylor, the Chief Executive Officer of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date: _______________________, 2017

Trident capX Corporation

By:

Name:

Title:

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